As Filed With the Securities and Exchange Commission
                                on July 23, 2004
                                                     Registration No. 333-88925
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                            BROWN-FORMAN CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                               61-0143150
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
 incorporation or organization)

                                850 Dixie Highway
                           Louisville, Kentucky 40210
                    (Address of Principal Executive Offices)

                            BROWN-FORMAN CORPORATION
                         1994 OMNIBUS COMPENSATION Plan
                            (Full title of the plan)

                               Michael B. Crutcher
                                 Vice Chairman,
                          General Counsel and Secretary
                            Brown-Forman Corporation
                                850 Dixie Highway
                           Louisville, Kentucky 40210
                                 (502) 585-1100
     (Name, Address, and Telephone Number of Registrant's agent for service)


                                    Copy to:

                                  Leigh Walton
                                 Todd J. Rolapp
                             Bass, Berry & Sims PLC
                        315 Deaderick Street, Suite 2700
                         Nashville, Tennessee 37238-0002

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

                          Deregistration of Securities

Effective immediately upon the filing of this post-Effective Amendment No. 1 to Form S-8 Registration Statement (Registration No. 333-88925), Brown-Forman Corporation (the "Company") hereby deregisters 1,046,051 shares (calculated on a post split-adjusted basis) previously registered for sale under the Brown-Forman Corporation 1994 Omnibus Compensation Plan (the "1994 Plan"). The deregistered shares represent shares remaining available for grant upon the termination of the 1994 Plan on July 22, 2004. The Company adopted, effective July 22, 2004, the Brown-Forman Corporation 2004 Omnibus Compensation Plan (the "2004 Plan"), which replaces the 1994 Plan. Under the terms of the 2004 Plan, the shares deregistered hereby are available for grant under the 2004 Plan.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on this 22nd day of July, 2004.

                                               BROWN-FORMAN CORPORATION


                                              *By: /s/ Owsley Brown II
                                                   Owsley Brown II, Chairman and
                                                   Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

    Signature                           Title                         Date
    ---------                           -----                         ----

/s/ Owsley Brown II         Chairman and Chief Executive Officer   July 22, 2004
*Owsley Brown II            (Principal Executive Officer)
                            Director

/s/ Phoebe A. Wood          Executive Vice President and Chief     July 22, 2004
Phoebe A. Wood              Financial Officer (Principal Financial
                            Officer)

/s/ William M. Street       Director                               July 22, 2004
*William M. Street

/s/ Jane C. Morreau         Vice President and Controller          July 22, 2004
Jane C. Morreau             (Principal Accounting Officer)

/s/ Barry D. Bramley        Director                               July 22, 2004
*Barry D. Bramley

/s/ Geo. Garvin Brown III   Director                               July 22, 2004
*Geo. Garvin Brown III

/s/ Donald G. Calder        Director                               July 22, 2004
*Donald G. Calder

/s/ Owsley Brown Frazier    Director                               July 22, 2004
*Owsley Brown Frazier

/s/ Richard P. Mayer        Director                               July 22, 2004
*Richard P. Mayer

/s/ Stephen E. O'Neil       Director                               July 22, 2004
*Stephen E. O'Neil

/s/ Dace Brown Stubbs       Director                               July 22, 2004
*Dace Brown Stubbs



*By:  /s/ Nelea A. Absher                                          July 22, 2004
      Nelea A. Absher
      Assistant Vice President and Assistant
       Secretary
      Attorney-in-Fact for Each